Exhibit 4.1

Amendment No. 2

To

SECOND Amended and Restated INVESTORS’ RIGHTS Agreement

The Second Amended and Restated Investors’ Rights Agreement (as amended, the “Agreement”), dated as of June 6, 2011, among TESARO, INC., a Delaware corporation (the “Company”), the investors listed on Schedule A thereto (the “Investors”), OPKO Health, Inc., a Delaware corporation, and the persons listed on Schedule B thereto (the “Founders”), as amended by Amendment No. 1, dated as of July 7, 2011, is hereby amended by this Amendment No. 2 (this “Amendment”) as of March 18, 2016 (“Amendment Effective Date”).  Any capitalized term used herein, but not defined herein, shall have the meaning of such term set forth in the Agreement.

WHEREAS, pursuant to Section 4.7 of the Agreement, the Company and the undersigned Investors desire to amend the Agreement as set forth below.

NOW, THEREFORE, the Company and the undersigned Investors hereby agree that the Agreement is hereby amended by this Amendment and further agree as follows:

1.AMENDMENTS

1.1 The definition of “Registrable Securities” set forth in Section 1 of the Agreement is hereby amended and restated by replacing such definition with the following definition:

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, and (iii) the Common Stock issued to KPCB Holdings, Inc., as nominee, NEA 15 Opportunities Fund, L.P., New Enterprise Associates 13, L.P. and InterWest Partners X, LP pursuant to the Stock Purchase Agreement, dated as of February 24, 2016, by and among the Company and the other parties thereto (the “2016 Private Placement”), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Section 2 are not assigned.  The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

1.2Section 2.13 of the Agreement is hereby amended to include the following immediately prior to the period at the end of such section:

“; provided, however, that notwithstanding the foregoing, with respect to any Holder that purchased Registrable Securities in the 2016 Private Placement, such Holder shall be entitled to exercise any right provided for in this Section 2 until (i) three (3) years following March 18, 2016, (ii) as to such Holder, such earlier time following the second anniversary of March 18, 2016 at which such Holder (A) holds less than one percent (1%) of the Company’s outstanding Common Stock and (B) all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 or (iii) the earlier consummation of a Liquidation Event, as that term is defined in the Company’s Restated Certificate”

2.JOINDER OF NEA 15 OPPORTUNITY FUND, L.P.

NEA 15 Opportunity Fund, L.P. hereby agrees to become, and is hereby made, a party to the Agreement, as amended hereby, with all the rights and obligations of an Investor thereunder and agrees to be bound by and subject to all of the terms, provisions and conditions contained in the Agreement from and after the Amendment Effective Date.

3.MISCELLANEOUS

Except as modified by this Amendment, which shall be effective as of the Amendment Effective Date, the Agreement shall remain in full force and effect, enforceable in accordance with its terms.

[signature page follows]

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IN WITNESS WHEREOF, the Company has executed this Amendment as of the Amendment Effective Date.

COMPANY:

TESARO, Inc.

By:  /s/ Joseph L. Farmer

Name: Joseph L. Farmer

Title: Senior VP and General Counsel

[Signature Page to Amendment No. 2 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investors have executed this Amendment as of the Amendment Effective Date.

KPCB HOLDINGS, INC.,

as nominee

By: /s/ Paul Vronsky

Name:  Paul Vronsky

Title: General Counsel

[Signature Page to Amendment No. 2 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investors have executed this Amendment as of the Amendment Effective Date.

New Enterprise Associates 13, L.P.

By: NEA Partners 13, L.P., its general partner

By: NEA 13 GP, LTD, its general partner

By: /s/ Louis S. Citron

Name: Louis S. Citron

Title: Chief Legal Officer

NEA 15 Opportunity Fund, L.P.

By: NEA Partners 15-OF, L.P., its general partner

By: NEA 15 GP, LLC, its general partner

By: /s/ Louis S. Citron

Name: Louis S. Citron

Title: Chief Legal Officer

[Signature Page to Amendment No. 2 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investors have executed this Amendment as of the Amendment Effective Date.

INTERWEST PARTNERS X, LP

By: InterWest Management Partners X, LLC, its general partner

By: /s/ Khaled A. Nasr

Name: Khaled A. Nasr

Title: Venture Member

[Signature Page to Amendment No. 2 to Second Amended and Restated Investors’ Rights Agreement]